Exhibit 99.2

REPAY Announces Convertible Notes Offering

Atlanta, GA, January 12, 2021 – Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”) announced today its intention to offer, subject to market and other conditions, $350.0 million aggregate principal amount of convertible senior notes due 2026 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. REPAY also expects to grant the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $52.5 million aggregate principal amount of the Notes.

The Notes will be senior, unsecured obligations of REPAY, will accrue interest payable semi-annually in arrears and will mature on February 1, 2026, unless earlier repurchased, redeemed or converted. Before November 3, 2025 noteholders will have the right to convert their Notes in certain circumstances and during specified periods. REPAY will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at REPAY’s election. The Notes will be redeemable, in whole or in part, for cash at REPAY’s option at any time, and from time to time, on or after February 5, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, if the last reported sale price per share of REPAY’s Class A common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The final terms of the Notes, including the interest rate, initial conversion rate and certain other terms of the Notes, will be determined at the pricing of the offering.

REPAY intends to use the net proceeds from the offering, together with the net proceeds from a concurrent public offering of its Class A common stock, for the repayment of the term loans issued under its existing credit agreement and other general corporate purposes, which may include, without limitation, repurchase, redemption or retirement of securities, including interests in Hawk Parent Holdings LLC, future acquisitions, satisfaction of earnout obligations from prior acquisitions, the repayment of outstanding indebtedness and working capital. In connection with the repayment of the term loans, REPAY expects to seek to increase the amount of availability under its revolving credit facility.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of, or any solicitation of an offer to buy, the Notes or any shares of REPAY’s Class A common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

There can be no assurances that the offering of the Notes will be completed as described herein or at all.

Contacts

Investor Relations Contact for REPAY:

repayIR@icrinc.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing and terms of the offering and the proposed use of proceeds and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’S management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond REPAY’s control, including, without limitation, the factors described in REPAY’s reports filed with the SEC. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

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